AMENDMENT NO. 1

TO

MASTER ADMINISTRATIVE SERVICES AGREEMENT

This Amendment dated as of January 1, 2019, MASTER ADMINISTRATIVE SERVICES AGREEMENT (the “Agreement”) is made this 25th day of February, 2013 by and between INVESCO ADVISERS, INC., a Delaware corporation (the “Administrator”) and INVESCO SECURITIES TRUST, a Delaware statutory trust (the “Trust”) with respect to the separate series set forth in Appendix A to this Agreement, as the same may be amended from time to time (the “Portfolios”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to change to the fee structure under the Agreement;

NOW, THEREFORE, the parties agree that;

1.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

APPENDIX A

FEE SCHEDULE TO

MASTER ADMINISTRATIVE SERVICES AGREEMENT

OF

INVESCO SECURITIES TRUST

Portfolios	Effective Date of Agreement
Invesco Securities Trust	February 25, 2013

The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Invesco Fund Complex Net Assets**

0.0175%	First $100 billion
0.0150%	Next $100 billion
0.0135%	Next $100 billion
0.0125%	Next $100 billion
0.010%	Over $400 billion

*

The fee will be paid monthly at 1/12 of the annualized effective fee rate based on the average assets under management of the Invesco Fund Complex Net Assets of the prior month not to exceed 0.0140% through June 30, 2019.

**	Invesco Fund Complex Net Assets means the aggregate monthly net assets of each mutual fund and closed-end fund in the Invesco Fund complex overseen by the Invesco Funds Board.”

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President

(SEAL)

INVESCO SECURITIES TRUST

Attest:	/s/ Peter Davidson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President

(SEAL)

2